UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 15, 2016

G&K Services, Inc.

(Exact name of registrant as specified in its charter)

Minnesota	0-4063	41-0449530

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5995 Opus Parkway, Minnetonka, Minnesota	55343
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (952) 912-5500

NOT APPLICABLE

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07           Submission of Matters to a Vote of Security Holders.

On November 15, 2016, G&K Services, Inc. (the “Company”) held its annual meeting of shareholders (the “Annual Meeting”) and the Company’s shareholders voted on the matters set forth below. The proposals are described in detail in the definitive proxy statement on Schedule 14A that the Company filed on September 29, 2016 with the Securities and Exchange Commission, as supplemented on October 28, 2016. The final voting results on each of the matters submitted to a vote of the Company’s shareholders at the Annual Meeting are set forth below. There were 19,721,644 shares of Class A common stock issued and outstanding on the record date for and entitled to vote at the Annual Meeting, and 18,127,332 shares were represented in person or by proxy at the Annual Meeting, which number constituted a quorum.

Each of the proposals presented were approved by the shareholders entitled to vote at the Annual Meeting and the three Class III nominees for election to the Board of Directors of the Company were elected, each for a three-year term. As a result of shareholder approval of the proposal to approve the Agreement and Plan of Merger (Proposal 1), the Company did not utilize the discretionary authority granted by shareholder approval of the proposal to approve the adjournment of the Annual Meeting (Proposal 3).

1.	The proposal to approve the Agreement and Plan of Merger, dated as of August 15, 2016, by and among the Company, Cintas Corporation, a Washington corporation (“Cintas”), and Bravo Merger Sub, Inc., a Minnesota corporation and a wholly owned subsidiary of Cintas (“Merger Sub”) was approved based upon the following votes:

For	17,214,771

Against	136,785

Abstentions	20,561

Broker non-votes	755,215

2.	The proposal to approve, on an advisory (non-binding) basis, certain compensation that may be paid or become payable to the Company’s named executive officers in connection with the merger was approved based upon the following votes:

For	16,761,987

Against	502,623

Abstentions	107,507

Broker non-votes	755,215

3.	The proposal to approve the adjournment of the Annual Meeting, if necessary or appropriate, including to solicit additional proxies if there are insufficient votes at the time of the Annual Meeting to approve the proposal to approve the merger agreement or in the absence of a quorum was approved based upon the following votes:

For	16,896,377

Against	1,205,769

Abstentions	25,186

Broker non-votes	755,215

4.	The Class III nominees for election to the Board of Directors of the Company were elected, each for a three-year term, based upon the following votes:

Nominee	For	Against	Abstentions	Broker Non-Votes
John S. Bronson	17,087,430	120,859	163,828	755,215
Wayne M. Fortun	15,974,150	1,289,086	108,881	755,215
Ernest J. Mrozek:	16,805,695	457,569	108,853	755,215

5.	The proposal to ratify the appointment of KPMG LLP, independent registered public accounting firm, as the Company’s independent auditors for fiscal year 2017 was approved based upon the following votes:

For	18,095,628

Against	19,905

Abstentions	11,799

There were no broker non-votes for this item.

6.	The proposal to approve, on an advisory (non-binding) basis, the compensation of the Company’s named executive officers was approved based upon the following votes:

For	16,657,260

Against	684,028

Abstentions	30,829

Broker non-votes	755,215

Item 8.01      Other Events

  On November 15, 2016, the Company issued a press release announcing the results of the Annual Meeting. The press release is filed as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01            Financial Statements and Exhibits

	(d)	Exhibits.

Exhibit No.		Description
99.1		Press Release dated November 15, 2016

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

G&K SERVICES, INC.
(Registrant)

Date: November 15, 2016	By:	/s/ Jeffrey L. Cotter
	Name:	Jeffrey L. Cotter
	Title:	Vice President, General Counsel and Corporate Secretary

EXHIBIT INDEX

EXHIBIT NO.	DESCRIPTION OF EXHIBIT

99.1	Press Release dated November 15, 2016